Exhibit 99.1

NEWS RELEASE

ALBANY INTERNATIONAL COMPLETES ACQUISITION OF

ADVANCED COMPOSITES BUSINESS

Rochester, New Hampshire, April 8, 2016 – Albany International Corp. (NYSE:AIN) announced today that it has completed the acquisition of Harris Corporation’s composite aerostructures division, which was first announced on February 29, 2016.

Albany International President & CEO Joe Morone said, “All of us are delighted that the transaction has now closed and excited to welcome our newest members of the Albany family. As I said in our earlier announcement, this transaction essentially doubles the growth potential of AEC this decade. And because of the resulting breadth and depth of technology, capabilities, and experience, the new AEC becomes a major presence in the aerospace composites industry, with the potential for significantly more growth next decade.”

The acquisition is projected to be slightly accretive to Albany earnings in 2016, with projected 2016 sales in the $80 million to $90 million range and Adjusted EBITDA in the $13 million to $15 million range.

About Albany International Corp.

Albany International is a global advanced textiles and materials processing company, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed fabrics and belts essential to production in the paper, nonwovens, and other process industries. Albany Engineered Composites is a rapidly growing supplier of highly engineered composite parts for the aerospace industry. Albany International is headquartered in Rochester, New Hampshire, operates 22 plants in 10 countries, employs 4,400 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

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Albany International Corp.

216 Airport Dr.

Rochester, NH 03867 USA

www.albint.com

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This press release contains certain items, such as earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA that could be considered ‘non-GAAP’ financial measures under SEC rules. We think such items provide useful information to investors regarding the Company’s operational performance. The Company calculates EBITDA by removing the following from Net income: Interest expense net, Income tax expense, Depreciation and amortization, and Income or loss from Discontinued Operations. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring and pension settlement charges; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains; and subtracting Income attributable to the noncontrolling interest in Albany Safran Composites (ASC). Expectations of EBITDA and Adjusted EBITDA are made based on estimates of ranges of amounts in future periods and cannot be reconciled to the nearest GAAP measure.

This press release may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “could,” “potential” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q) that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections.

Forward-looking statements in this release include, without limitation, expectations in 2016 and in future periods of sales, earnings, and Adjusted EBITDA related to the Company’s composites acquisition and the Company as a whole. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect, in some cases.

Contacts:

Investors	Media
John Cozzolino	Susan Siegel
518-445-2281	603-330-5866
john.cozzolino@albint.com	susan.siegel@albint.com